Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-290665 and 333-290665-01
Pricing Supplement Dated February 13, 2026 (To Prospectus dated December 8, 2025, Series A Prospectus Supplement dated December 8, 2025 and Product Supplement No. WF-1 dated December 8, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

$3,800,000 Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

■Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF (each referred to as an “Underlying”)

■Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below.  Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the Lowest Performing Underlying on the relevant Call Date.  The Lowest Performing Underlying on any Call Date is the Underlying that has the lowest closing value on that Call Date as a percentage of its Starting Value

■Automatic Call.  If the closing value of the Lowest Performing Underlying on any Call Date is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Call Date. The Call Premium applicable to each Call Date is a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of approximately 26.80% per annum. Please see "Terms of the Securities – Call Dates and Call Premiums" below for the Call Dates and Call Premiums

■Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the principal amount per Security depending on the closing value of the Lowest Performing Underlying on the Final Calculation Day as follows:

■If the closing value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value, but greater than or equal to its Threshold Value, you will receive the principal amount of your Securities

■If the closing value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 40%, and possibly all, of the principal amount of your Securities.

■The Threshold Value for each Underlying is 60% of its Starting Value

■Investors may lose a significant portion, or all, of the principal amount

■ Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably

■Any positive return on the Securities will be limited to the applicable Call Premium, even if the closing value of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable fixed Call Premium

■All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

■Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $979.80 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement and “Structuring the Securities” on page PS-33 of this pricing supplement for additional information.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-8 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total	$3,800,000.00	$97,850.00	$3,702,150.00

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Terms of the Securities

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:

The EURO STOXX 50® Index (Bloomberg symbol: “SX5E”), a price return index, the S&P 500® Index (Bloomberg symbol: “SPX”), a price return index, and the VanEck® Gold Miners ETF (Bloomberg symbol: “GDX”), an exchange-traded fund. The VanEck® Gold Miners ETF is sometimes referred to herein as the “Fund.” The EURO STOXX 50® Index and the S&P 500® Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index.”

Pricing Date:	February 13, 2026.
Issue Date:	February 19, 2026.
Maturity Date:

February 16, 2029, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:

If the closing value of the Lowest Performing Underlying on any Call Date is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.

Any positive return on the Securities will be limited to the applicable Call Premium, even if the closing value of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable Call Premium.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Dates and Call Premiums:

The Call Premium applicable to each Call Date is a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of approximately 26.80% per annum.

The actual Call Premium and payment per Security upon an automatic call that are applicable to each Call Date are specified in the table below.

Call Date

Call Premium

Payment per Security upon an Automatic Call

February 19, 2027

26.80% of the principal amount

$1,268.00

May 19, 2027

33.50% of the principal amount

$1,335.00

August 19, 2027

40.20% of the principal amount

$1,402.00

November 19, 2027

46.90% of the principal amount

$1,469.00

February 22, 2028

53.60% of the principal amount

$1,536.00

May 19, 2028

60.30% of the principal amount

$1,603.00

August 21, 2028

67.00% of the principal amount

$1,670.00

November 20, 2028

73.70% of the principal amount

$1,737.00

February 13, 2029

80.40% of the principal amount

$1,804.00

We refer to February 13, 2029 as the “Final Calculation Day.”

The Call Dates are subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Call Settlement Date:

Three business days after the applicable Call Date (as each such Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Maturity Payment Amount:

If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than or equal to its Threshold Value:
         $1,000; or

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 40%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Lowest Performing Underlying:	For any Call Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Call Date.
Performance Factor:	With respect to an Underlying on any Call Date, its closing value on such Call Date divided by its Starting Value (expressed as a percentage).
Closing Value:	With respect to an Index on any Call Date, its closing level on that Call Date; and with respect to the Fund on any Call Date, its fund closing price on that Call Date.
Closing Level:

With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to the Fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting Value:

With respect to the EURO STOXX 50® Index: 5,985.23, its closing value on the Pricing Date.

With respect to the S&P 500® Index: 6,836.17, its closing value on the Pricing Date.

With respect to the VanEck® Gold Miners ETF: $103.94, its closing value on the Pricing Date.

Ending Value:	With respect to each Underlying, its closing value on the Final Calculation Day.
Threshold Value:

With respect to the EURO STOXX 50® Index: 3,591.138, which is equal to 60% of its Starting Value.

With respect to the S&P 500® Index: 4,101.702, which is equal to 60% of its Starting Value.

With respect to the VanEck® Gold Miners ETF: $62.364, which is equal to 60% of its Starting Value.

Market Disruption Events and Postponement Provisions:

Each Call Date (including the Final Calculation Day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Date (including the Final Calculation Day) is a “calculation day” and each Call Settlement Date (including the Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Events of Default and Acceleration:

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the closing value of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Starting Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711KKH8

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

•https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

¡believe that the closing value of the Lowest Performing Underlying will be greater than or equal to its Starting Value on one of the Call Dates;

¡seek the potential for a fixed return if the Lowest Performing Underlying has appreciated at all as of any of the Call Dates in lieu of full participation in any potential appreciation of any or all of the Underlyings;

¡are willing to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Starting Value on each Call Date, they will not receive any positive return on their investment in the Securities;

¡are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 40%, and possibly all, of the principal amount of their Securities at maturity;

¡understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

¡understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date and that they will not benefit in any way from the performance of the better performing Underlyings;

¡understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

¡understand and are willing to accept the full downside risks of each Underlying;

¡are willing to forgo interest payments on the Securities and dividends on the Fund or the securities held by or included in the Underlyings, as applicable; and

¡are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

¡seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

¡require full payment of the principal amount of the Securities at maturity;

¡  believe that the closing value of the Lowest Performing Underlying will be less than its Starting Value on each Call Date;

¡  seek a security with a fixed term;

¡are unwilling to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Starting Value on each Call Date, they will not receive any positive return on their investment in the Securities;

¡are unwilling to accept the risk that the closing value of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 40% from its Starting Value to its Ending Value;

¡are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price set forth on the cover page of this pricing supplement;

¡  seek current income;

¡  are unwilling to accept the risk of exposure to the Underlyings;

¡seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

¡seek exposure to the upside performance of any or each Underlying beyond the applicable Call Premiums;

¡are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or

¡prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The EURO STOXX 50® Index,” “The S&P 500® Index” and “The VanEck® Gold Miners ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

Is the closing value of the Lowest Performing Underlying greater than or equal to its Starting Value on a Call Date prior to the Final Calculation Day?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the related Call Settlement Date
No
Is the closing value of the Lowest Performing Underlying greater than or equal to its Starting Value on the last Call Date (i.e., the Final Calculation Day)?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the Maturity Date
No
Is the Ending Value of the Lowest Performing Underlying equal to or greater than its Threshold Value?
Yes
You will receive the principal amount of $1,000 per Security on the Maturity Date
No
On the Maturity Date, you will receive per Security:
$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day
In this case, you will lose more than 40%, and possibly all, of the principal amount of your Securities on the Maturity Date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Any positive investment return on the Securities is limited. You will not participate in any increase in the values of the Underlyings. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the closing value of any Underlying on any Call Date exceeds its Starting Value. In contrast, a direct investment in the Fund or in the securities held by or included in the Underlyings, as applicable, would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Fund or in the securities included in or held by the Underlyings, as applicable. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.

The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the closing value of any Underlying exceeds its Starting Value or Threshold Value on any Call Date.

The amount payable upon an automatic call or the Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Call Dates. The values of the Underlyings during the term of the Securities other than on the Call Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the amount payable upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the closing value of the Lowest Performing Underlying on the applicable Call Date. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.

The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Call Date, the closing value of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Call Date, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing value of one Underlying is always greater than or equal to its Starting Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the value of one Underlying may not correlate with changes in the value of the other Underlying(s).  The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the value of one Underlying could be offset to some extent by the appreciation in the value of the other Underlying(s).  In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the value of one Underlying would not be offset by any appreciation in the value of the other Underlying(s).  Even if the closing value of an Underlying is at or above its Starting Value on a Call Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Call Date, if the closing value of another Underlying is below its Starting Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

A Call Settlement Date and the Maturity Date may be postponed if a Call Date is postponed. A Call Date (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Call Date is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Call Date. If such a postponement occurs with respect to an Call Date other than the Final Calculation Day, then the related Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the closing value of the Lowest Performing Underlying as compared to its Starting Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the values of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the values of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: values of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Fund or the securities held by or included in any of the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Fund or securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the values of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have adversely affected the values of the Underlyings. Consequently, the values of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have adversely affected the values of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities, the Underlyings or the securities represented by the Underlyings and may hold or resell the Securities, the Underlyings or the securities represented by the Underlyings.  For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the values of the Underlyings, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●Changes that affect the Indices may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included in any Index.

●We and our affiliates have no affiliation with any index sponsor and have not independently verified their public disclosure of information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

●Risks associated with the fund underlying index, or the underlying assets of the Fund, will affect the value of the Fund and hence the value of the Securities.

●Changes that affect the Fund or its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included in the Fund or its fund underlying index.

●We and our affiliates have no affiliation with the fund sponsor or fund underlying index sponsor and have not independently verified their public disclosure of information.

●There are risks associated with funds.

The Securities are subject to risks associated with foreign securities markets. The SX5E includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the SX5E may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

An investment in the Securities is subject to risks associated with investing in stocks in the gold and silver mining industries. All or substantially all of the equity securities held by the GDX are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the GDX may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the GDX’s returns. If a natural disaster or other event with a significant economic impact occurs in a region where the companies in which the GDX invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the GDX’s investment in them. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX and the price of the GDX during the term of the Securities, which may adversely affect the value of your Securities.

In addition, the GDX is classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the GDX may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

An investment in the Securities is subject to risks associated with foreign securities markets, including emerging markets. Some of the securities held by the GDX are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the GDX may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the GDX may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the Closing Price of the GDX which could, in turn, adversely affect the value of the Securities.

The Securities are subject to foreign currency exchange rate risk. The GDX holds securities traded outside of the United States. Its share price will fluctuate based upon its net asset value (“NAV”), which will in turn depend in part upon changes in the value of the currencies in which the securities held by the GDX are traded. Accordingly, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the GDX are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the NAV of the GDX will be adversely affected and the price of the GDX may decrease.

The stocks held by the GDX are concentrated in one sector. The GDX holds securities issued by companies in the gold miners sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the GDX, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The GDX recently changed the index it tracks. Previously, the GDX tracked the NYSE® Arca Gold Miners Index®, but, after the close of trading on September 19, 2025, the GDX began tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the GDX for any period before the close of trading on September 19, 2025 will be during a period in which the GDX tracked a different index, and therefore should not be considered information relevant to how the GDX will perform as it tracks the MarketVector Global Gold Miners Index. In addition, there can be no assurance that the GDX will not further change the underlying index it tracks in the future.

The MarketVector Global Gold Miners Index, which is the GDX’s underlying index, has a limited operating history. The MarketVector Global Gold Miners Index, which is the GDX’s underlying index, was launched on June 3, 2025. Because the MarketVector Global Gold Miners Index has no live closing level history prior to that date, limited live historical

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

closing level information will be available for you to consider in making an independent investigation of the MarketVector Global Gold Miners Index’s performance and therefore the GDX’s performance, which may make it difficult for you to make an informed decision with respect to your Securities. As a result, the return on your Securities may involve greater risk than those that are linked to ETFs tracking underlying indices with a more established record of performance.

The performance of the GDX may not correlate with the performance of its underlying index as well as the net asset value per share or unit of the GDX, especially during periods of market volatility. The performance of the GDX and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the GDX may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the GDX not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the GDX, differences in trading hours between the GDX (or the underlying assets held by the GDX) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of the GDX are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the GDX may differ from its net asset value per share or unit; shares or units of the GDX may trade at, above, or below its net asset value per share or unit. During periods of market volatility, securities held by the GDX may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the GDX and the liquidity of the GDX may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares or units of the GDX. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the GDX. As a result, under these circumstances, the market value of shares or units of the GDX may vary substantially from the net asset value per share or unit of the GDX.

The anti-dilution adjustments will be limited. The calculation agent may adjust the adjustment factor of the GDX and other terms of the Securities to reflect certain actions by the GDX, as described in the section “General Terms of the Securities- Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the GDX and will have broad discretion to determine whether and to what extent an adjustment is required.

Tax-related Risks

The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Hypothetical Examples and Returns

The hypothetical payout profile, hypothetical returns table and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value of any Underlying. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value and Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth herein. The payout profile, returns table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.

Call Premiums:

26.80% for the first Call Date, 33.50% for the second Call Date, 40.20% for the third Call Date, 46.90% for the fourth Call Date, 53.60% for the fifth Call Date, 60.30% for the sixth Call Date, 67.00% for the seventh Call Date, 73.70% for the eighth Call Date and 80.40% for the ninth Call Date

Hypothetical Starting Value:	For each Underlying, 100.00
Hypothetical Threshold Value:	For each Underlying, 60.00 (60% of its hypothetical Starting Value)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Hypothetical Payout Profile*

Hypothetical Payment at Maturity
Index
First Call Date
Fifth Call Date
Final Call Date
Final Call Date (Call Premium: 80.40%)
Fifth Call Date (Call Premium: 53.60%)
First Call Date (Call Premium: 26.80%)
40% Contingent Downside Protection
Security Return
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Level of the Least Performing Underlying from Pricing Date to Applicable Call Date

*Not all Call Dates reflected; reflects only the first, fifth and final Call Dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Hypothetical Returns

If the Securities are automatically called:

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,268.00	26.80%
2nd Call Date	$1,335.00	33.50%
3rd Call Date	$1,402.00	40.20%
4th Call Date	$1,469.00	46.90%
5th Call Date	$1,536.00	53.60%
6th Call Date	$1,603.00	60.30%
7th Call Date	$1,670.00	67.00%
8th Call Date	$1,737.00	73.70%
9th Call Date	$1,804.00	80.40%

If the Securities are not automatically called:

Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
60.00%	$1,000.00	0.00%
59.00%	$590.00	-41.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1)The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Hypothetical Examples Of Payment Upon An Automatic Call Or At Maturity

Example 1. The closing value of the Lowest Performing Underlying on the first Call Date is greater than its Starting Value, and the Securities are automatically called on the first Call Date:

EURO STOXX 50® Index		S&P 500® Index	VanEck® Gold Miners ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing value on first Call Date:	140.00	135.00	$130.00
Performance Factor on first Call Date (closing value on first Call Date divided by Starting Value):	140.00%	135.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Call Date.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor on the first Call Date and is, therefore, the Lowest Performing Underlying on the first Call Date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the Lowest Performing Underlying on the first Call Date is greater than its hypothetical Starting Value, the Securities are automatically called on the first Call Date and you will receive on the related Call Settlement Date the principal amount of your Securities plus a Call Premium of 26.80% of the principal amount. Even though the Lowest Performing Underlying on the first Call Date appreciated by 30.00% from its Starting Value to its closing value on the first Call Date in this example, your return is limited to the Call Premium of 26.80% that is applicable to such Call Date.

On the Call Settlement Date, you would receive $1,268.00 per Security.

Example 2. The Securities are not automatically called prior to the last Call Date (the Final Calculation Day). The closing value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value, and the Securities are automatically called on the Final Calculation Day:

	EURO STOXX 50® Index	S&P 500® Index	VanEck® Gold Miners ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all above Starting Value)	Various (all below Starting Value)
Hypothetical closing value on Final Calculation Day (i.e., the Ending Value):	110.00	107.00	$105.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	110.00%	107.00%	105.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date prior to the last Call Date (which is the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not called prior to the Final Calculation Day. Because the hypothetical closing value of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Starting Value, the Securities are automatically called on the Final Calculation Day and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 80.40% of the principal amount.

On the Call Settlement Date (which is the Maturity Date), you would receive $1,804.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount:

	EURO STOXX 50® Index	S&P 500® Index	VanEck® Gold Miners ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all below Starting Value)	Various (all below Starting Value)
Hypothetical Ending Value:	115.00	110.00	$85.00
Hypothetical Threshold Value:	60.00	60.00	$60.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	115.00%	110.00%	85.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Starting Value, but greater than its hypothetical Threshold Value, you would receive the principal amount of your Securities at maturity.

On the Maturity Date, you would receive $1,000.00 per Security.

Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:

	EURO STOXX 50® Index	S&P 500® Index	VanEck® Gold Miners ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all above Starting Value)	Various (all above Starting Value)
Hypothetical Ending Value:	50.00	110.00	$120.00
Hypothetical Threshold Value:	60.00	60.00	$60.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	50.00%	110.00%	120.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the EURO STOXX 50® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Threshold Value, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 50.00% = $500.00

On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if any Underlying depreciates below its Threshold Value on the Final Calculation Day, you will incur a loss on the Securities at maturity, even if the other Underlyings have appreciated or have not declined below their respective Threshold Values.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of STOXX Limited (“STOXX”), the sponsor of the SX5E, S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, and Van Eck Associates Corporation, the investment advisor to the GDX. We refer to Van Eck Associates Corporation as the “Investment Advisor” and STOXX and SPDJI as the “Underlying Sponsors”. The Investment Advisor and the Underlying Sponsors, which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of the Investment Advisor or any Underlying Sponsor discontinuing publication of the applicable Underlying are discussed in “General Terms of the Securities — Discontinuance of an Index” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor fund or successor index. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The EURO STOXX 50® Index

The EURO STOXX 50® Index (referred to in this section as the “SX5E”) was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX5E began in February 1998, based on an initial index level of 1,000 on December 31, 1991.

Index Composition and Maintenance

The SX5E is composed of 50 stocks from 11 Eurozone countries (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 20 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; consumer products & services; energy; financial services; food, beverages & tobacco; health care; industrial goods & services; insurance; media; personal care, drug & grocery stores; real estate; retailers; technology; telecommunications; travel & leisure; and utilities.

For each of the 20 EURO STOXX regional supersector indices, the stocks are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding supersector index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current stocks in the SX5E are then added to the selection list. All of the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list. The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks. In exceptional cases, STOXX’s management board can add stocks to and remove them from the selection list.

The index components are subject to a capped maximum index weight of 10%, which is applied on a quarterly basis.

The composition of the SX5E is reviewed annually, based on the closing stock data on the last trading day in August. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the EURO STOXX® Index.

The free float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.

The SX5E is subject to a “fast exit rule.” The index components are monitored for any changes based on the monthly selection list ranking. A stock is deleted from the SX5E if: (a) it ranks 75 or below on the monthly selection list and (b) it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked stock that is not an index component will replace it. Changes will be implemented on the close of the fifth trading day of the month, and are effective the next trading day.

The SX5E is also subject to a “fast entry rule.” All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added, if (a) it qualifies for the latest STOXX blue-chip selection list generated end of February, May, August or November and (b) it ranks within the “lower buffer” on this selection list.

The SX5E is also reviewed on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the index composition are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Index Calculation

The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value can be expressed as follows:

The “free float market capitalization of the Index” is equal to the sum of the product of the price, the number of shares and the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated.

The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the index values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.

Neither we nor any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the SX5E or any successor to the SX5E. STOXX does not guarantee the accuracy or the completeness of the SX5E or any data included in the SX5E. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the SX5E. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SX5E or the manner in which the SX5E is applied in determining the amount payable on the Securities.

Historical Performance of the SX5E

The following graph sets forth the daily historical performance of the SX5E in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SX5E’s Threshold Value of 3,591.138, which is 60% of the SX5E’s Starting Value of 5,985.23.

This historical data on the SX5E is not necessarily indicative of the future performance of the SX5E or what the value of the Securities may be. Any historical upward or downward trend in the level of the SX5E during any period set forth above is not an indication that the level of the SX5E is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the SX5E.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

License Agreement

One of our affiliates has entered into a non-exclusive license agreement with STOXX providing for the license to it and certain of its affiliated companies, including us, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the Securities.

The license agreement requires that the following language be stated in this pricing supplement:

“STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to us other than the licensing of the SX5E and the related trademarks for use in connection with the Securities.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

●sponsor, endorse, sell or promote the Securities.

●recommend that any person invest in the Securities or any other securities.

●have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

●have any responsibility or liability for the administration, management or marketing of the Securities.

●consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the SX5E or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Securities or their performance.

STOXX does not assume any contractual relationship with the purchasers of the Securities or any other third parties.

Specifically,

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:

●The results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the SX5E and the data included in the SX5E;

●The accuracy, timeliness, and completeness of the SX5E and its data;

●The merchantability and the fitness for a particular purpose or use of the SX5E and its data;

●The performance of the Securities generally.

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the SX5E or its data;

●Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the SX5E or its data or generally in relation to the Securities, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement discussed above is solely for our benefit and that of STOXX, and not for the benefit of the owners of the Securities or any other third parties.”

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

The S&P 500® Index

All disclosures contained in this pricing supplement regarding the Underlying, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the Underlying. We refer to SPDJI as the “Underlying sponsor.” The Underlying sponsor, which licenses the copyright and all other rights to the Underlying, has no obligation to continue to publish, and may discontinue publication of, the Underlying. The consequences of the Underlying sponsor discontinuing publication of the Underlying are discussed in “General Terms of the Securities—Discontinuance of an Index” in the accompanying product supplement.  None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the Underlying or any successor index. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying. You should make your own investigation into the Underlying.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect the payments on the Securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

Historical Performance of the SPX

The following graph sets forth the daily historical performance of the SPX in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SPX’s Threshold Value of 4,101.702, which is 60% of the SPX’s Starting Value of 6,836.17.

This historical data on the SPX is not necessarily indicative of the future performance of the SPX or what the value of the Securities may be. Any historical upward or downward trend in the level of the SPX during any period set forth above is not an indication that the level of the SPX is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the SPX.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPF&S”). The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by MLPF&S.

The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to MLPF&S with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, MLPF&S, or the Securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of MLPF&S or holders of the Securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the Securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MLPF&S, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MLPF&S, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

The VanEck® Gold Miners ETF

We have derived the following information from publicly available documents published by VanEck ETF Trust (the “Trust”) (or, with respect to its underlying index, NYSE Arca).

Information provided to or filed with the SEC relating to the GDX under the Securities Exchange Act of 1934, as amended, can be located by reference to its Central Index Key, or CIK, 0001137360 through the SEC’s website at http://www.sec.gov. Additional information about the GDX may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.

The GDX is an investment portfolio maintained, managed and advised by the Trust. The GDX is an exchange traded fund that trades on NYSE Arca under the ticker symbol “GDX.” The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MarketVector Global Gold Miners Index (the “underlying index”). The underlying index is comprised of publicly traded companies primarily involved in the gold and silver mining industries. The GDX utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the underlying index by investing in a portfolio of securities that generally replicates the underlying index. The GDX will normally invest at least 80% of its total assets in common stocks that comprise the underlying index.

Prior to the close of trading on September 19, 2025, the GDX tracked the NYSE® Arca Gold Miners Index®.

The Underlying Index

The underlying index is a thematic index tracking the performance of companies involved in the gold and silver mining industries. The underlying index is calculated, maintained and published by MarketVector, the index sponsor. The underlying index was launched on June 3, 2025 with a base index value of 1,000.00 as of April 30, 2006.

The underlying index is reported by Bloomberg L.P. under the ticker symbol “MVGDXTR.”

The Index Universe

The underlying index only includes companies with at least 50% (25% for current components) of their:

•revenues from gold and/or silver mining, royalties, and/or streaming; and/or

•mining mineral resources from gold and/or silver.

The index universe will include only common securities and securities with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing, excluding limited partnerships.

Due to certain restrictions security listings on exchanges in the following countries do not qualify for the index universe: Bahrain, China (domestic market), India, Kuwait, Luxembourg, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates, and Vietnam. Furthermore, securities listed on the following exchanges or exchange segments are not eligible for this index: Paris Euronext Auction, Hamburger Boerse, Boerse Berlin, Oslo Euronext Growth, London Stock Exchange (AIM, AIMI, ASQ1, ASQ2, ASX1, ASXN, SFM2, SFM3, SSQ3, SSX3, SSX4, EQS). Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on this exchange.

Investable Index Universe

Market Capitalization and Liquidity Criteria

Securities must meet the following size and liquidity requirements to be included in the investable universe. If composite country volume data exists, it will be used to identify the investable universe.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the S&P 500® Index and the VanEck® Gold Miners ETF due February 16, 2029

All of the following applies for securities that are currently not included in the underlying index:

•free-float of at least 10%;

•full market capitalization exceeding USD $150 million;

•a three-month average daily trading volume of at least USD $1 million at the current quarter and at the previous two quarters; and

•at least 250,000 shares traded per month over the last six months at the current quarter and at the previous two quarters.

All of the following applies for securities already in the underlying index:

•free-float of at least 5%;

•a full market capitalization exceeding USD $75 million; and

•a three-month average daily trading volume of at least USD $200,000 in at least two of the latest three quarters (current quarter and at the previous two quarters).

In addition, at least one of the following applies for securities already in the underlying index:

•a three-month average daily trading volume of at least USD $600,000 at the current quarter or at one of the previous two quarters; or

•at least 200,000 shares traded per month over the last six months at the current quarter or at one of the previous two quarters.

Initial Public Offerings, Special Purpose Acquisition Companies, and Spin-Offs

Modified investability rules are applied for a recent initial public offering (“IPO”), spin-offs and postmerger/acquisition special purpose acquisition companies (“SPACs”). Such companies qualify for fast track addition to the investable universe once; either at the next regularly scheduled review if it has been trading since at least the last trading day of the month two months prior to the review month or else at the following regularly scheduled review. In order to be added to the underlying index the IPO security has to meet all of the following size and liquidity requirements:

•the IPO must have a full market capitalization exceeding USD $150 million;

•the IPO must have a free-float factor of at least 10%;

•the IPO must have an average daily trading volume of at least USD $1 million; and

•the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies and post-merger/acquisition SPACs (using the merger/acquisition date like an IPO date) as well.

Eligibility Universe

Share Class

One share class of each company in the investable universe is included in the eligible universe. In case more than one share class fulfills the above specified market capitalization and liquidity rules, only the largest share class by free-float market capitalization qualifies for the eligible universe. In exceptional cases (e.g. significantly higher liquidity), MarketVector can decide for a different share class.

In case the free-float market capitalization of a currently not included share class of an index component exceeds the free-float market capitalization of the currently selected share class by at least 25% and fulfills all market capitalization and liquidity eligibility criteria for non-components the currently selected share class will be replaced by the larger one.

In exceptional cases (e.g. significantly higher liquidity), MarketVector can decide to keep the current share class instead.

Pricing Source

For each company in the investable universe one pricing source qualifies for the eligible universe. In cases where a company has multiple listings (e.g. ADRs, GDRs, or listings on markets other than in the home country), the price sources will be selected to the eligible universe in the following order:

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1.US price source;

2.UK price source- London Stock Exchange International Order Book only;

3.Home-market price source;

4.Most liquid foreign-market price source.

Once a company has qualified for the investable universe, only the most liquid single exchange price source within the country qualifies for the eligible universe. In exceptional cases, MarketVector can assign alternative pricing sources.

Index Review

Review Schedule

Components of the underlying index are reconstituted and rebalanced on a quarterly basis in March, June, September, and December according to the following schedule:

1.The eligible universe and component selection is determined based on the closing data on the last business day in February, May, August, and November. If a security does not trade on the last business day in February, May, August, or November, the last available price for this security will be used.

2.Component weights are determined based on closing data as of the Wednesday prior to the second Friday of March, June, September, and December. If a security does not trade on the Wednesday prior to the second Friday of March, June, September, and December, the last available closing data for this security will be used.

3.The underlying review and rebalance data (i.e. weights, shares outstanding, free-float factors, and new weighting cap factors) is announced on the second Friday of March, June, September and December.

4.Changes will be implemented and based on the closing prices as of the third Friday of March, June, September, and December. If the third Friday is not a business day, the review will take place on the last business day before the third Friday. If a security does not trade on the third Friday of March, June, September, or December, then the last available price for this security will be used. Changes become effective on the next index dissemination day.

Selection Procedure

Upon an index reconstitution, securities included in the eligible universe are selected to the underlying index based on the following procedure. The underlying index targets a coverage of 90% of the free-float market capitalization of the eligible universe with a minimum of 25 components.

1.All securities in the eligible universe are sorted in terms of free-float market capitalization in descending order.

2.Securities covering the top 85% of the free-float market capitalization of the eligible universe qualify for selection.

3.Current components between 85% and 98% of the free-float market capitalization of the eligible universe also qualify for selection.

4.If the coverage is still below 90% of the free-float market capitalization of the eligible universe or the number of components in the underlying index is still below 25, the largest remaining securities will be selected until both the target coverage and minimum number of components are reached.

5.In case the number of eligible securities is below the minimum of 25, additional securities are added by MarketVector’s decision until the number of securities selected to the underlying index reaches the minimum of 25 components.

Weighting Scheme

Upon an index rebalance, components selected to the underlying index will be weighted according to a modified float-adjusted market cap weighting strategy:

1.All index components are weighted by their free-float market capitalization.

2.All components with more than 50% exposure to gold-related activities that exceed 4.5% in weight but at least the largest five and at the maximum the largest 9 of these components are grouped together (so called “Large-Weights”). All other components are grouped together as well (so called “Small-Weights”).

3.The aggregated weighting of the Large-Weights is capped at 45%:

•Large-Weights: If the aggregated weighting of all components in Large-Weight exceeds 45%, then a capping factor is calculated to bring the weighting down to 45%- at the same time a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 55%. These two factors are then applied to all components in the Large-Weights or the Small-Weights respectively.

•Large-Weights: The maximum weight for any single security is 20% and the minimum weighting is 5%. If a security is

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above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Large-Weights.

•Small-Weights: The maximum weight for any single security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Small-Weights.

In case the aggregated weight of all index components with less than 50% exposure to gold-related activities exceeds 20%, a weighting cap factor will be applied to ensure the aggregated weight of such index components does not exceed 20%. The excess weight shall be proportionally redistributed among the uncapped index components with more than 50% exposure to gold-related activities within the Small-Weights.

Index Maintenance

Changes to Free-Float Factors and Number of Shares

Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, spin-offs etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Any secondary issuance, share repurchase, buyback, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (three trading days notice) and implemented on the first dissemination day of the following month (on a best effort basis). If necessary and information is available, resulting float changes will be taken into consideration.

Changes due to Mergers & Takeovers

A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving security and one or more non-surviving securities that may not necessarily be delisted from the respective trading system(s). The following treatments are applied for mergers and takeovers containing stock terms:

•If an index component merges with or takes over another index component: The surviving security remains in the underlying index and the other security is deleted immediately from the underlying index. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

•If a non-index component merges with or takes over an index component:

-If the surviving security meets the eligible index universe requirements, it will be added to the underlying index. Its shares and float will be adjusted according to the terms of the merger/takeover and will replace the current index component.

-If the surviving security does not meet the eligible index universe requirements, it will not be added to the underlying index and the current index component will be deleted immediately from the underlying index. The following treatments are applied for mergers and takeovers with cash terms only:

•If a non-index component merges with or takes over an index component:

-The index component will be deleted.

Changes due to Spin-Offs

The spun-off company will be added to the underlying index where the parent company is an index constituent according to the transaction terms, with a price of zero, on the ex-date. If the spun-off does not start trading on the ex-date, a fixed indicative price will be used until the first trading day. If an indicative price is not possible to be calculated, the spun-off company will be added with a price of zero to the underlying index. If the spun-off does not qualify for the underlying index, it will be deleted after two trading days based on its respective closing price.

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Additions due to Replacements

On an ongoing basis, for all corporate events that result in a security deletion from the underlying index, the deleted security will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the underlying index would drop below 20. The replacement security will be added at the same weight as the deleted security. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement security will be added with its uncapped free-float market capitalization weight.

In all other cases, i.e. there is no replacement. The additional weight resulting from the deletion will be redistributed proportionally across all other index constituents.

In case the number of index components drops below the minimum component number and no non-component security is eligible as a replacement, the determination of the addition is subject to MarketVector’s decision.

Index Calculation

The underlying index is calculated using the Laspeyres’ formula:

Where (for all securities (i) in the underlying index):

pi = security price,

qi = number of shares,

f fi = free-float factor,

fxi = exchange rate (local currency to index currency),

cfi = weighting cap factor (if applicable, otherwise set to 1),

M = free-float market capitalization of the underlying index,

D = divisor.

Divisor Adjustments

Index maintenance, reflecting changes in shares outstanding, capital actions, addition or deletion of securities to the underlying index, should not change the level of the underlying index. This is accomplished with an adjustment to the divisor. Any change to the securities in the underlying index that alters the total market value of the underlying index while holding security prices constant will require a divisor adjustment.

Where ∆MC is the difference between closing and adjusted closing market capitalization of the underlying index.

Free-Float

The underlying index is free-float adjusted—the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

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Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buybacks to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted.

pi = security price;

qic = number of shares,

Type of Corporate Action	Treatment	Divisor Adjustment
Cash dividend	(In total return gross indexes the withholding tax is 0)	Yes
Special cash dividend	(In total return gross indexes the withholding tax is 0)	Yes
Split	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Rights Offering	Shareholders receive ‘B’ new shares for every ‘A’ share held. If the subscription-price is either not available or not smaller than the closing price, no adjustment will be made.	Yes
Stock dividend (withholding taxes are applied, if applicable)	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Stock dividend from treasury (withholding taxes are applied, if applicable)	Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Yes
Stock dividend of a different company security (withholding taxes are applied, if applicable)	The shares of the different company will be added according to the terms.	No
Addition/Deletion of a company	Net change in free-float market value determines the divisor adjustment.	Yes
Changes due to a merger/takeover	Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Yes
Spin-offs	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Changes in shares outstanding	Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Yes

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With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the security will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the underlying index.

Corporate actions are announced at least four days prior to implementation.

Data Correction and Disruptions

Incorrect or missing input data will be corrected immediately.

Historical Performance of the GDX

The following graph sets forth the daily historical performance of the GDX in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The GDX began tracking the MarketVector Global Gold Miners Index after the close of trading on September 19, 2025. Prior to September 19, 2025, the GDX tracked the NYSE® Arca Gold Miners Index®. Any historical information about the performance of the GDX for any period before the close of trading on September 19, 2025 therefore should not be considered information relevant to how the GDX will perform as it tracks the MarketVector Global Gold Miners Index. The horizontal line in the graph represents the GDX’s Threshold Value of $62.364, which is 60% of the GDX’s Starting Value of $103.94.

This historical data on the GDX is not necessarily indicative of the future performance of the GDX or what the value of the Securities may be. Any historical upward or downward trend in the price of the GDX during any period set forth above is not an indication that the price of the GDX is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the GDX.

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Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-8 above and “Use of Proceeds” on page 15 of the accompanying prospectus.

Validity of the Securities

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Securities (the “Master Note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

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U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.